SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             EQUITY MARKETING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3534145
                      (I.R.S. Employer Identification No.)

                              131 SOUTH RODEO DRIVE
                         BEVERLY HILLS, CALIFORNIA 90212
               (Address of Principal Executive Offices) (Zip Code)

                             EQUITY MARKETING, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DONALD A. KURZ
                              131 SOUTH RODEO DRIVE
                         BEVERLY HILLS, CALIFORNIA 90212
                     (Name and Address of Agent for Service)

                                 (310) 887-4300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                ALAN SPATZ, ESQ.
                      TROOP MEISINGER STEUBER & PASICH, LLP
                            10940 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 824-7000


                         CALCULATION OF REGISTRATION FEE




====================================================================================================================================
                                                              Proposed Maximum          Proposed Maximum
  Title of Securities to            Amount to be             Offering Price Per        Aggregate Offering               Amount of
       be Registered                 Registered                   Share(1)                  Price(2)                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001                 210,000 Shares                 $ 20.38                  $4,279,800                   $1296.91
par value per share
====================================================================================================================================

(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.
(2) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 210,000, the number of additional shares registered by this Registration Statement as to which options may be granted under the Equity Marketing, Inc. Non-Employee Director Stock Option Plan, by $20.38, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 7, 1998.

                                     PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                The contents of the Company's Registration Statement on Form S-8 (File No. 33 -84592), as filed with the Securities and Exchange Commission on September 30, 1994, are incorporated by reference.



                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 7th day of July 1998.


                             EQUITY MARKETING, INC.



                              By:   /S/ STEPHEN P. ROBECK
                                    -----------------------
                                    Stephen P. Robeck
                                    Chairman and Co-Chief Executive Officer



                              By:   /S/ DONALD A. KURZ
                                    --------------------
                                    Donald A. Kurz
                                    President and Co-Chief Executive Officer

                             POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Stephen P. Robeck and Donald A. Kurz his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

    SIGNATURE                          TITLE                                DATE


   /S/ STEPHEN P. ROBECK      Chairman, Co-Chief Executive          July 7, 1998
    ---------------------         Officer and Director
    Stephen P. Robeck          (Principal Executive Officer)



    /S/ DONALD A. KURZ         President, Co-Chief Executive        July 7, 1998
    ------------------              Officer and Director
    Donald A. Kurz             (Principal Executive Officer)



    /S/ MICHAEL J. WELCH        Executive Vice President, Chief     July 7, 1998
    --------------------    Financial Officer (Principal Financial
    Michael J. Welch               and Accounting Officer)


    /S/ LAWRENCE ELINS                  Director                    July 7, 1998
    -------------------
    Lawrence Elins



    /S/ SANFORD R. CLIMAN               Director                    July 7, 1998
    ---------------------
    Sanford R. Climan



    /S/ BRUCE RABEN                     Director                    July 7, 1998
    ----------------
    Bruce Raben

                                  EXHIBIT INDEX


EXHIBIT NO.   EXHIBIT DESCRIPTION
-----------   -------------------
4.1           Equity Marketing, Inc. Non-Employee Director Stock Option Plan, as
              amended
5.1           Opinion of Troop Meisinger Steuber & Pasich, LLP
23.1          Consent of Arthur Andersen LLP
24.1          Power of Attorney (included on signature page)




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